                                    EXHIBIT 4.3


                             SOLIGEN TECHNOLOGIES, INC.
                             INVESTOR RIGHTS AGREEMENT


          THIS INVESTOR RIGHTS AGREEMENT (the "AGREEMENT") is made as of this 24th day of November 1999, by and among Soligen Technologies, Inc., a Wyoming corporation (the "COMPANY"), and the parties named on Exhibit A hereto.

          A. The Company proposes to enter into a Series B Preferred Stock and Warrant Purchase Agreement to be dated the date hereof (the "SERIES B PURCHASE AGREEMENT") pursuant to which the Company shall sell up to Eight Million Four Hundred and Twenty-five Thousand (8,425,000) shares of its Series B Convertible Preferred Stock ("Series B Preferred") to the purchasers named therein (the "Series B Purchasers") in one or more closings and issue to the Series B Purchasers 3,622,750 Warrants and to D.F. Hadley & Co., Inc., and Larry Gordon 498,750 Warrants, in such closings ("WARRANTS"); and

          B. In order to induce the Series B Purchasers to enter into the Series B Purchase Agreement, the Company has agreed to this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, all parties hereto agree as follows:

          1. CERTAIN DEFINITIONS. All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Series B Purchase Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

          "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "COMPANY REGISTRATION STATEMENT" shall have the meaning set forth in
SECTION 5.1(a)(ii)(C).

          "CONVERSION STOCK" means the Series A Common Stock and Common Stock issued or issuable pursuant to conversion of the Preferred Stock.

          "HOLDER" shall mean (i) any of the Preferred Stockholders, Warrant Holders or Series A Common Stockholders holding Registrable Securities, and (ii) any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with SECTION 5.9 hereof.

          "INITIATING HOLDERS" shall mean any Holders who in the aggregate hold not less than Fifty-One Percent (51%) of the Registrable Securities.


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


          "PREFERRED STOCK" shall mean the Series B Preferred Stock.

          "PREFERRED STOCKHOLDERS" shall mean the Series B Purchasers.

          "WARRANT HOLDER" shall mean any Holder who holds a Warrant issued pursuant to the Series B Purchase Agreement, including D. F. Hadley & Co., Inc., and Mr. Gordon.

          "REGISTRABLE SECURITIES" means the Conversion Stock and any Common Stock issuable to a Warrant Holder upon exercise of the Warrant and any Common Stock of the Company issued or issuable in respect of the Conversion Stock or Warrant upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issuable with respect to the Conversion Stock or Warrant; PROVIDED, HOWEVER, that shares of Conversion Stock or shares of Common Stock underlying the Warrants that are eligible for sale under Rule 144 in a single three-month period shall not be treated as Registrable Securities; and PROVIDED, FURTHER, that shares of Conversion Stock or shares underlying the Warrants or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

          The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, as hereinafter defined, and the declaration or ordering of the effectiveness of such registration statement.

          "REGISTRATION EXPENSES" shall mean all expenses, except as stated in
SECTION 5.4 hereof, incurred by the Company in complying with SECTIONS 5.1, 5.2 and 5.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding
(i) the compensation of regular employees of the Company which shall be paid in any event by the Company and (ii) underwriting discounts and commissions) and fees and expenses of one counsel for all Holders as appointed by the Holders and reasonably acceptable to the Company.

          "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend set forth in SECTION 3 hereof.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth under "Registration Expenses", all reasonable fees and disbursements of counsel for any Holder.


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


          "SERIES A COMMON STOCK" shall mean the 404,697 additional shares of Common Stock issued to the Series A Preferred Stockholders pursuant to that certain Conversion Agreement, by and among the Company and the holders of the Series A Preferred Stock, in connection with, and as a condition to, the conversion of the Series A Preferred Stock.

          "SERIES A COMMON STOCKHOLDER" shall mean any person holding Series A Common Stock.

          2. RESTRICTIONS ON TRANSFERABILITY. The Conversion Stock and any Common Stock issuable to a Warrant Holder upon exercise of the Warrant and any other securities issued in respect of the Conversion Stock or Warrants upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by the Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

          3. RESTRICTIVE LEGEND. Each certificate representing (i) the Conversion Stock and the Warrants and the underlying stock and (ii) any other securities issued in respect of the Conversion Stock and the Warrants and the underlying stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of SECTION 4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.


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


          Each Holder consents to the Company's making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Agreement.

          4. NOTICE OF PROPOSED TRANSFERS. The Holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this SECTION 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) in transactions involving the distribution without consideration of Restricted Securities to any partners or members, or retired partners or members, or to the estate of a transferor (iii) any transfer to any affiliate controlled by or under common control with any transferor or (iv) in transactions in compliance with Rule
144), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. It is agreed that the Company will not request an opinion of counsel for the holder for transactions made in reliance on Rule 144 under the Securities Act except in unusual circumstances, the existence of which shall be promptly determined in good faith by the Board of Directors of the Company.
Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in SECTION 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder (if required above) and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

          5.   REGISTRATION.

          5.1  REQUESTED REGISTRATION.

               (i) REQUEST FOR REGISTRATION. If the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to at least Fifty-One Percent (51%) of the Registrable Securities, the Company will:

                    (1) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and


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


                    (2) will file a registration statement with the Commission not later than 90 days following such request and, use its reasonable best efforts to promptly effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within fifteen (15) days after receipt of such written notice from the Company;

PROVIDED, HOWEVER, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
SECTION 5.1:

                         (a) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                         (b)  Prior to nine months from the date hereof;

                         (c)  After the Company has effected one such
                              registration pursuant to this SUBPARAGRAPH 5.1, and such registration has been declared or ordered effective and has remained effective until the earlier to occur of ninety (90) days or the sale of all of the securities offered pursuant to such registration;

                         (d) If the Company shall furnish to such Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this SECTION 5.1 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders, provided that the Company may not exercise this deferral right more than once per twelve (12) month period. Subject to the foregoing clauses, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders;

               (ii) UNDERWRITING.  If the Initiating Holders intend to
                    distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
                    SECTION 5.1(i), and the Company shall include such information in the written notice given pursuant to SECTION 5.1(i). The managing underwriter will be selected by a majority in interest of the Initiating Holders, provided that such managing underwriter is reasonably acceptable to the Company. In such event, the right of any Holder to include his or her Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.

          The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter. Notwithstanding any other provision of this SECTION 5.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. Neither the Company nor any other holders of Company securities may participate in the proposed offering if any Holders have been cut back pursuant to this SECTION 5.1(ii). No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

          If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall continue to be subject to the terms of this Agreement including SECTION 6 hereof.

          5.2  COMPANY REGISTRATION.

               (a) NOTICE OF REGISTRATION. If at any time, or from time to time, the Company shall determine to register any of its equity securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, the Company will:

                    (1)  promptly give to each Holder written notice thereof;
                         and

                    (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.

               (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to SECTION 5.2(a)(i). In such event the right of any Holder to registration pursuant to this SECTION 5.2 shall be conditioned upon such Holder's participation in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

          All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this SECTION 5.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may exclude some or all of the Registrable Securities, or securities of other holders of registration rights other than persons exercising demand registration rights, from such registration. The Company shall advise all Holders, and other holders distributing their securities through such underwriting of any limits imposed on their participation in the underwriting as provided in this SECTION 5.2(b). The number of shares of Registrable Securities, or securities of other holders of registration rights other than persons exercising demand registration rights, that may be included in the registration and underwriting in accordance with this SECTION 5.2(b) shall be allocated among all the Holders and such other holders of securities not exercising demand registration rights pro rata.

          If any Holder or other holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall continue to be subject to the terms of this Agreement, including SECTION 6 hereof. Furthermore,

                    (i) No shareholder of the Company shall be granted any rights superior to those granted to the Preferred Stockholders pursuant to this SECTION 5.2 without the prior consent of more than Fifty-One Percent (51%) of
                         (i) the then outstanding shares of Preferred Stock plus
                         (ii) if some or all of the Preferred has been converted into Common Stock, the Conversion Stock issued pursuant to such conversion and Shares underlying the Warrants.

                    (ii) RIGHT TO TERMINATE REGISTRATION.  The Company shall
                         have the right to terminate or withdraw any registration initiated by it under this SECTION 5.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

          5.3  REGISTRATION ON FORM S-3.

               (a) If any Holder or Holders of at least Five Percent (5%) of the then outstanding Registrable Securities request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of all or some of the shares of the Registrable Securities held by such Holder or Holders and the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed FIVE HUNDRED THOUSAND DOLLARS ($500,000), and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request. The Company shall inform other Holders of the proposed registration and offer them the opportunity to participate. In the event the registration is proposed to be part of a firm commitment underwritten public offering, the substantive provisions of SECTION 5.1(ii) shall be applicable to each such registration initiated under this SECTION 5.3. The Company may include other shares of Common Stock in any of the registrations provided for in this SECTION 5.3, provided that such inclusion will not interfere with the marketing (including the price to the public) of the Registrable Securities to be registered by the Holders.

               (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this SECTION 5.3 if any of the conditions in Section 5.1(a), (b) or (d) exist or to Blue-Sky in a jurisdiction where in the good faith judgment of the Board of Directors, it would be unreasonably burdensome to qualify.

          5.4 EXPENSES OF REGISTRATION. Registration Expenses incurred in connection with (i) up to one requested registrations pursuant to SECTION 5.1,
(ii) all company registrations
pursuant to SECTION 5.2, and (iii) all Form S-3 registrations pursuant to
SECTION 5.3 shall be borne by the Company. Selling Expenses shall be borne by the selling shareholders incurring such expenses.

          5.5 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

               (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the registration statement has been completed, whichever first occurs; PROVIDED, HOWEVER, that (i) such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended up to a maximum total period of one year, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 (the "1934 ACT") in the registration statement.

               (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents (including amendments or supplements thereto) as such Holders or underwriters may reasonably request in order to facilitate the public offering of such securities.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction, unless the Company is already subject to service in such jurisdiction. Furthermore,

                    (i) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                    (ii) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and as promptly as practicable amend or supplement the prospectus to correct such misstatement or omission.

                    (iii) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                    (iv) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                    (v) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this SECTION 5.5, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this
                           SECTION 5.5, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

                    (vi) In the event of any underwritten public offering, cooperate with the Holders requesting registration pursuant to this Section, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the Holders or the underwriters in connection therewith, and participate, to the extent reasonably requested by the managing underwriter for the offering or the Holders, in efforts to sell the Registrable Securities under the offering (including without limitation, participating in "roadshow" meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company.

          5.6  INDEMNIFICATION.

               (a) The Company will indemnify each Holder, each of such Holder's officers, directors, members, partners, legal counsel and agent, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of the Securities Act of 1933, the Securities Exchange Act of 1934, state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of such Holder's officers and directors, and members, partners, legal counsel, agents and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending of any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged utrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

               (b) Each Holder severally, and not jointly will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of such Holder's officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Not withstanding the foregoing, the liability of each Holder under this SUBSECTION 5.6(b) shall be limited in an amount equal to the net proceeds received from the sale of the shares sold by such Holder.

               (c)  Each party entitled to indemnification under this SECTION
5.6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or which includes an admission of fault on behalf of the Indemnified Party.

               (d) If the indemnification provided for in this SECTION 5.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to the information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
Notwithstanding the foregoing, the amount to be contributed by any Holder under this SECTION 5.6(d) shall be limited to an amount equal to the net proceeds received from the sale of the shares sold by such Holder.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f)  The obligations of the Company and the Holders under this
SECTION 5.6 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release from all liability in respect to such claim or litigation; provided, that no Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of Indemnifying Party. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          5.7 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          5.8 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees to use all reasonable efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the 1934 Act;

               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

               (c) So long as the Holder owns any Restricted Securities to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

          5.9 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to the Holders under SECTIONS 5.1, 5.2 and 5.3 may be assigned to a transferee or assignee in connection with (a) any transfer or assignment of Fifty Thousand (50,000) (as adjusted for stock splits, stock dividends, recapitalizations and the like) or more shares of Registrable Securities by the Holder to one or more persons in a single transaction or series of related transactions, provided that (i) the Company is given notice thereof and the transferee covenants to be bound by the provisions of this Agreement and (ii) such transfer may otherwise be affected in accordance with applicable securities laws or (b) any transfer or assignment of Registrable Securities by the Holder to partners, members or affiliates of such Holder.

          5.10 SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not grant any registration rights to subsequent purchasers of the Company's equity securities that are, in the good faith judgment of the Company's Board of Directors, superior to the registration rights granted to the Preferred Stockholders hereunder without the prior written consent of the holders of at least Fifty One Percent (51%) of the Registrable Securities.

          6. AMENDMENT. Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of not less than a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this SECTION 6 shall be binding upon each Preferred Stockholder and each Holder of Registrable Securities at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

          7. GOVERNING LAW. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of California, without respect to rules concerning the conflict of laws which would otherwise require application of the substantive law of another jurisdiction. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California matters with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

          8. ENTIRE AGREEMENT. This Agreement, together with all Exhibits hereto, constitute the full and entire understanding and agreement between the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

          9. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to a Preferred Stockholder, at such Preferred Stockholder's address as set forth on the Schedule of Preferred Stockholders attached hereto, or at such other address as such Preferred Stockholder shall have furnished to the Company in writing in accordance with this SECTION 9, (b) if to any other holder of Conversion Stock or Warrant Holder, at such address as such holder shall have furnished the Company in writing in accordance with this
SECTION 9 or to the address set forth in the Series B Purchase Agreement, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or (c) if to the Company, at its principal office.

          10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          The foregoing agreement is hereby executed as of the date first above written.

                              "COMPANY"

                              SOLIGEN TECHNOLOGIES, INC.



                              By
                                 -------------------------------
                                   Yehoram Uziel
                                   Chief Executive Officer

                              SIGNATURE PAGE


                              "SERIES B PURCHASERS"


                              ---------------------------------------
                              Name of Purchaser


                              By
                                    ---------------------------------
                              Name:
                                    ---------------------------------
                              Title:
                                    ---------------------------------

                              SIGNATURE PAGE


                              "SERIES A COMMON STOCKHOLDER"


                              ---------------------------------------
                              Name of Series A Common Stockholder

                                     EXHIBIT A
                            TO INVESTOR RIGHTS AGREEMENT


-----------------------------------------------------------------------------
             PURCHASER              SUBSCRIPTION   PRICE PER     TOTAL UNIT
                                     FOR UNITS*       UNIT         PRICE
-----------------------------------------------------------------------------
Paul E. Adornato                          750        $20.00       $15,000
-----------------------------------------------------------------------------
Kevin B. Allen                          5,750        $20.00       $115,000
-----------------------------------------------------------------------------
Robert L. Barbanell                     1,250        $20.00       $25,000
-----------------------------------------------------------------------------
Jeffrey D. Bennis                       5,750        $20.00       $115,000
-----------------------------------------------------------------------------
Dr. Lawrence B. Brilliant               1,250        $20.00       $25,000
-----------------------------------------------------------------------------
Douglas P. Casey                        2,500        $20.00       $50,000
-----------------------------------------------------------------------------
Casting Technology Partnership          2,500        $20.00       $50,000
-----------------------------------------------------------------------------
John W. Cherry                          1,250        $20.00       $25,000
-----------------------------------------------------------------------------
Jim Colis                               1,000        $20.00       $20,000
-----------------------------------------------------------------------------
Mark W. Dowley                          2,500        $20.00       $50,000
-----------------------------------------------------------------------------
Nizar Feteth, M.D.                      2,500        $20.00       $50,000
-----------------------------------------------------------------------------
David J. Flannery                       1,500        $20.00       $30,000
-----------------------------------------------------------------------------
Paul Anthony Fraipont                    500         $20.00       $10,000
-----------------------------------------------------------------------------
Kenneth T. Friedman                     3,750        $20.00       $75,000
-----------------------------------------------------------------------------
David F. Hadley                         4,750        $20.00       $95,000
-----------------------------------------------------------------------------
John C. Hadley                          1,250        $20.00       $25,000
-----------------------------------------------------------------------------
Hadley Family Trust                     1,250        $20.00       $25,000
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
W.B. Hoffman, Inc.                     12,500        $20.00       $250,000
-----------------------------------------------------------------------------
David F. Jacobs                         2,500        $20.00       $50,000
-----------------------------------------------------------------------------
Koyah Leverage Partners, L.P.           5,500        $20.00       $110,000
-----------------------------------------------------------------------------
Koyah Partners, L.P.                    2,000        $20.00       $40,000
-----------------------------------------------------------------------------
Nell and Steven Kruse                   1,250        $20.00       $25,000
-----------------------------------------------------------------------------
Stephen L. Larson                       1,250        $20.00       $25,000
-----------------------------------------------------------------------------
Barry S. Levine                          500         $20.00       $10,000
-----------------------------------------------------------------------------
Bill Luby                               1,000        $20.00       $20,000
-----------------------------------------------------------------------------
Catherine A. Madigan                    1,250        $20.00       $25,000
-----------------------------------------------------------------------------
Sidney J. Machtinger                    1,250        $20.00       $25,000
-----------------------------------------------------------------------------
Alison Mulhern                           500         $20.00       $10,000
-----------------------------------------------------------------------------
Frank H. Murray                         2,500        $20.00       $50,000
-----------------------------------------------------------------------------
Julie E. Persily                        1,250        $20.00       $25,000
-----------------------------------------------------------------------------
Monroe M. Rifkin                        6,000        $20.00       $120,000
-----------------------------------------------------------------------------
Summit Securities, Inc.                 2,500        $20.00       $50,000
-----------------------------------------------------------------------------
Western United Life Assurance, Inc.     2,500        $20.00       $50,000
-----------------------------------------------------------------------------
TOTAL:                                                         $1,685,000.00
-----------------------------------------------------------------------------

*Each UNIT consists of 100 shares of Series B Convertible Preferred Stock and 43 Warrants to purchase one share of Common Stock, as per form of Warrant in Exhibit F.

Pursuant to the Agreement to which this Schedule is attached, D.F. Hadley & Co., Inc. and Larry Gordon are acquiring from the Company as part of this transaction an aggregate of 498,750 Warrants which are to be allocated as follows:

               NAME                     AMOUNT OF WARRANTS
               ----                     ------------------
               Larry Gordon                  224,438
               D.F. Hadley & Co., Inc.       205,734
               John W. Cherry                 68,578

The persons in the foregoing table and the Purchasers listed above are all deemed and referred to as Warrant Holders.

Pursuant to the Conversion Agreement, 404,697 shares of Common Stock are to be allocated as follows:

     NAME                               NUMBER OF SHARES
     ----                               ----------------
     ICM Asset Management, Inc.                46,059
     Koyah Partners, L.P.                      64,755
     Koyah Leverage Partners, L.P.            293,883
                                              -------
                                              404,697

                                     EXHIBIT B
                            TO INVESTOR RIGHTS AGREEMENT

                          STOCKHOLDERS AND WARRANT HOLDERS

          The following table lists the number of shares of capital stock (including Warrants) of the Company subject to the provisions of this Agreement as of the date hereof.


-------------------------------------------------------------------------------
                                           Warrant Shares
Name                                                         Series B Shares
-------------------------------------------------------------------------------
PAUL E. ADORNATO                           32,250            75,000
-------------------------------------------------------------------------------
KEVIN B. ALLEN                             247,250           575,000
-------------------------------------------------------------------------------
ROBERT L. BARBANELL                        53,750            125,000
-------------------------------------------------------------------------------
JEFFREY D. BENNIS                          247,250           575,000
-------------------------------------------------------------------------------
DR. LAWRENCE B. BRILLIANT                  53,750            125,000
-------------------------------------------------------------------------------
DOUGLAS R. CASEY                           107,500           250,000
-------------------------------------------------------------------------------
CASTING TECHNOLOGY PARTNERSHIP             107,500           250,000
-------------------------------------------------------------------------------
JOHN W. CHERRY                             53,750            125,000
-------------------------------------------------------------------------------
JIM COLLIS                                 43,000            100,000
-------------------------------------------------------------------------------
MARK W. DOWLEY                             107,500           250,000
-------------------------------------------------------------------------------
NIZAR FETETH, M.D.                         107,500           250,000
-------------------------------------------------------------------------------
DAVID J. FLANNERY                          64,500            150,000
-------------------------------------------------------------------------------
PAUL ANTHONY FRAIPONT                      21,500            50,000
-------------------------------------------------------------------------------
KENNETH T. FRIEDMAN                        161,250           375,000
-------------------------------------------------------------------------------
DAVID F. HADLEY                            204,250           475,000
-------------------------------------------------------------------------------
JOHN C. HADLEY                             53,750            125,000
-------------------------------------------------------------------------------
HADLEY FAMILY TRUST                        53,750            125,000
-------------------------------------------------------------------------------
W.B. HOFFMAN, INC.                         537,500           1,250,000
-------------------------------------------------------------------------------
DAVID F. JACOBS                            107,500           250,000
-------------------------------------------------------------------------------
KOYAH LEVERAGE PARTNERS, L.P.              236,500           550,000
-------------------------------------------------------------------------------
KOYAH PARTNERS, L.P.                       86,000            200,000
-------------------------------------------------------------------------------
NELL AND STEVEN KRUSE                      53,750            125,000
-------------------------------------------------------------------------------
STEPHEN L. LARSON                          53,750            125,000
-------------------------------------------------------------------------------
BARRY S. LEVINE                            21,500            50,000
-------------------------------------------------------------------------------
WILLIAM K. LUBY                            43,000            100,000
-------------------------------------------------------------------------------
CATHERINE A. MADIGAN                       53,750            125,000
-------------------------------------------------------------------------------
SIDNEY J. MACHTINGER                       53,750            125,000
-------------------------------------------------------------------------------
ALISON MULHERN                             21,500            50,000
-------------------------------------------------------------------------------
FRANK H. MURRAY                            107,500           250,000
-------------------------------------------------------------------------------
JULIE E. PERSILY                           53,750            125,000
-------------------------------------------------------------------------------
MONROE M. RIFKIN                           258,000           600,000
-------------------------------------------------------------------------------
SUMMIT SECURITIES, INC.                    107,500           250,000
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                           Warrant Shares
Name                                                         Series B Shares
-------------------------------------------------------------------------------
WESTERN UNITED LIFE ASSURANCE, INC.        107,500           250,000
-------------------------------------------------------------------------------
LARRY GORDON                               224,438           0
-------------------------------------------------------------------------------
D.F. HADLEY & CO., INC.                    205,734           0
-------------------------------------------------------------------------------
JOHN W. CHERRY                              68,578           0
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
TOTALS                                     4,121,500         8,425,000
-------------------------------------------------------------------------------